                                                                   EXHIBIT 16.1



                       [LETTERHEAD OF ERNST & YOUNG LLP]



May 19, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:



         We have read Item 4 of the Form 8-K dated May 19, 1999 of Cliffs Drilling Company and are in agreement with the statements contained in the second through last sentences of the third paragraph therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                       Very truly yours,

                                       /s/ Ernst & Young LLP